Exhibit 10.2

EXHIBIT D-2

PARENT VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of February    , 2006, is entered into by and between Southwest Community Bancorp, a California corporation (the “Company”), and                              (the “Shareholder”).

R E C I T A L S

A. The Company and Placer Sierra Bancshares (“Parent”) entered into that certain Agreement and Plan of Merger and Reorganization dated as of February     , 2006 (the “Merger Agreement”).

B. The Shareholder is a beneficial shareholder of shares of common stock, no par value, of Parent (the “Parent Stock”).

C. The Shareholder is a director of Parent.

D. As an inducement to the Company to enter into the Merger Agreement, the Shareholder desires to enter into this Agreement.

E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, Company and Shareholder agree as follows:

ARTICLE I

SHAREHOLDER’S AGREEMENT

1.1 Agreement to Vote. Shareholder shall vote or cause to be voted or execute a written consent with respect to all of the shares of Parent Stock as to which Shareholder has sole or shared voting power and to which Shareholder acquires sole or shared voting power prior to termination of the Merger Agreement (the “Shares”) in favor of adoption and approval of the principal terms of the Merger Agreement and the Agreement of Merger and all transactions contemplated thereby at every meeting of the shareholders of Parent at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereof. The Shareholder hereby waives any rights of appraisal, or rights to dissent from the Holding Company Merger, that the undersigned may have.

1.2 Legend. The Shareholder agrees to stamp, print or type on the face of his/her certificates of Parent Stock evidencing the Shares the following legend:

“THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER’S AGREEMENT DATED AS OF THE     OF FEBRUARY, 2006 BY AND AMONG SOUTHWEST COMMUNITY BANCORP AND THE RECORD OWNER HEREOF, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF SOUTHWEST COMMUNITY BANCORP.”

In the event that the Shares of Parent Stock are held in “street name,” the Shareholder agrees that Parent shall use its commercially reasonable efforts to ensure that stop transfer instructions are provided to the appropriate securities broker or dealer or other entity which holds the Shares for the benefit of the Shareholder.

1.3 Restrictions on Dispositions. The Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the Shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of Company or (ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares.

1.4 Shareholder Approval. The Shareholder shall, in his/her capacity as a director, (i) recommend shareholder approval of the Merger Agreement, the Agreement of Merger and the transactions contemplated thereby by the Parent shareholders at every meeting of the shareholders of Parent at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto; provided, however, that the Shareholder shall not be obligated to take any action specified in clause (i) in his/her capacity as a director, if the Board of Directors of Parent is advised in writing by outside legal counsel that is reasonably acceptable to Parent) that doing any act pursuant to clause (i) is inconsistent with the continuing fiduciary duties of Shareholder to the shareholders of Parent.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

The Shareholder represents and warrants to Company that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

2.1 Ownership and Related Matters.

(a) Schedule 2.1(a) hereto correctly sets forth the number of Shares beneficially owned by Shareholder and the nature of Shareholder’s voting power with respect thereto. Within five Business Days after the record date of the Parent Shareholders Meeting, the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder’s voting power with respect thereto as of the record date.

(b) There are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder’s spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

2.2 Authorization and Binding Agreement. The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

2.3 Non-contravention. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder’s spouse is a party or by which any of Shareholder’s properties or the Shareholder’s spouse’s properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof, (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder’s spouse; or (d) violate any law, rule or regulation to which the Shareholder or the Shareholder’s spouse is subject.

ARTICLE III

GENERAL

3.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

3.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Merger Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

3.3 Specific Performance. Shareholder acknowledges and agrees that irreparable injury will result to Company in the event of a breach of any of the provisions of this Agreement and that Company will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of this Agreement, and in addition to any other legal or equitable remedy Company may have, Company shall be entitled to the entry of a preliminary injunction and a permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction, to restrain the violation or breach thereof by Shareholder or any affiliates, agents or any other persons acting for or with Shareholder in any capacity whatsoever, and Shareholder submits to the jurisdiction of such court in any such action. In addition, after discussing the matter with Shareholder, Company shall have the right to inform any third party that Company reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Company hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Company set forth in this Agreement may give rise to claims by Company against such third party.

3.4 Termination. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Holding Company Merger or the termination of the Merger Agreement in accordance with its terms. Upon such termination of this Agreement, the parties shall have no further obligation or liability to one another, except in respect of a willful and material failure in the performance of any such party’s agreements, covenants and obligations hereunder.

3.5 No Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Company or the Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

3.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

3.8 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to the Company, addressed to:

Southwest Community Bancorp

810 El Camino Real

Carlsbad, California 92008

Attention: Frank Mercardante

Telecopier No.: (760) 431-2164

With a copy addressed to:

Horgan, Rosen, Beckham & Coren, LLP

23975 Park Sorrento, Suite 200

Calabasas, California 91302-4001

Attention: S. Alan Rosen

Telecopier No. (818) 591-3838

And a copy addressed to:

Southwest Community Bancorp

5810 El Camino Real

Carlsbad, California 92008

Attention: Paul M. Weil, Esq.

Telecopier No.: (760) 431-2164

If to Shareholder, addressed to:

________________________________

________________________________

________________________________

________________________________

With a copy addressed to:

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064

Attention: William T. Quicksilver; Craig D. Miller

Telecopier: (310) 312-4224

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

3.9 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

3.10 Severability and the Like. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.11 Waiver of Breach. Any failure or delay by Parent in enforcing any provision of this Agreement shall not operate as a waiver thereof. The waiver by Parent of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any I subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

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IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

SOUTHWEST COMMUNITY BANCORP

By
Frank Mercardante
Chief Executive Officer

SHAREHOLDER

(Signature)

(Type or Print Shareholder’s Name)

SIGNATURE PAGE TO VOTING AGREEMENT– PLACER SIERRA BANCSHARES DIRECTORS

SPOUSAL CONSENT

I am the spouse of the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

(Signature)

(Type or Print Shareholder’s Spouse’s Name)

SIGNATURE PAGE TO VOTING AGREEMENT– PLACER SIERRA

BANCSHARES DIRECTORS

SCHEDULE 2.1(a)